                                    PRESS RELEASE for immediate distribution

Beyond Commerce, Inc.

Files SEC Form 10 Registration Statement

Las Vegas, NV. (June 22, 2018) – Beyond Commerce, Inc. (OTCMKT: BYOC), (the “Company” or “BCI”), a global provider of B2B internet marketing analytics, technologies, and related services, is pleased to announce today that it has filed a Registration Statement on Form 10 with the U.S. Securities and Exchange Commission (SEC) to register its common stock under the Securities Exchange Act of 1934, as amended (the Act), a requirement for the company’s stock to trade on a national securities exchange. The filing was made in connection with Beyond Commerce’s intent to up-list it securities to the OTCQB and then graduating to a national securities exchange. The Form-10 includes the consolidated audited financial statements for the years ended December 31, 2017 and 2016. Also included are the condensed consolidated reviewed financial statements for the three month periods ended March 31, 2018 and 2017.

“Today’s filing marks the completion of another important milestone toward Beyond Commerce successful graduation to an up-listing to a national exchange,” said George Pursglove, President and Chief Executive Officer. “Our registration statement lays the groundwork for us to begin building our next chapter as a publicly traded company. Once it is effective, Beyond Commerce will become a reporting company, which will provide transparency to our various stakeholders—with a goal of communicating the strength of our business, the growth opportunities we see ahead and the long-term value we seek to create for our shareholders.”

Beyond Commerce, Inc.

Las Vegas, Nevada-based Beyond Commerce, Inc. is focused on the acquisition of “big data” companies in the B2B internet marketing analytics, technologies and related services space. The Company’s objective is to develop, acquire and deploy disruptive strategic software technology that will build on organic growth potential and to exploit cross-selling opportunities. Beyond Commerce plans to offer a cohesive global digital product and services platform to provide clients with a single point of contact for their big data, marketing and related sales initiatives.

Beyond Commerce Contact:

George Pursglove, CEO and Director

(702) 675-8022

george.pursglove@beyondcommerceinc.com

www.beyondcommerceinc.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the “safe harbor” created by those sections for such statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “design,” “estimate,” “except,” “forecast,” “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negatives or other tense of such terms and other similar expressions intended to identify forward-looking statements and similar expressions. We use forward-looking statements relate to future events or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels or activity, performance or achievements expressed or implied by these forward-looking statements.

Beyond Commerce, Inc.

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